Exhibit 10.3

THE MAXIMUM MORTGAGE CONTRACT

AGRICULTURAL DEVELOPMENT BANK OF CHINA

Mortgagor (in full): Daqing Borun Biology Science and Technology Co., Ltd

Business License Number: 230606100202936

Legal Representative (Main Responsible Officer): Wang Jinmiao

Address: Jubao Village, Zhusan Township, Datong District, Daqing

Postal code: 163000

Bank of Basic Deposit Account and Account Number: Datong Branch of Daqing Commercial Bank with the Account No. 09020120218000105

Tel and Fax: 0459-6989217

Mortgagee (in full): [] Branch of Agricultural Development Bank of China

Legal Representative (Main Responsible Officer): Wang Weidong

Address: Jianshe Road, [] District, Daqing City, Hei Longjiang Province

Postal code: 163316

Tel and Fax: 0459-6297123

In order to ensure the proper performance of the obligation of Daqing Borun Biology Science and Technology Co., Ltd (hereafter referred to as “Debtor”) under several business contracts (hereafter referred to as “Principal Contracts”), which were entered into between and by the Debtor and the Mortgagee, within the period provided in the Article 1 hereunder and within the limitation of the maximum amount of credit, to guarantee the realization of the credit of the Mortgagee, the Mortgagor is willing to provide security guarantees to the Mortgagee. To specify the rights and obligations of the both parties, the Mortgagor and Mortgagee enter into this Mortgage contract upon consensus through the consultation on the basis of equality in accordance with Contract Law of People’s Republic of China, Security Law of People’s Republic of China and other relevant laws and regulations.

Article 1                               Type and Amount of the Principal Credit to be Secured

1.1         The principal credit to be secured hereunder refers to the credit, commencing from August 26, 2009 to August 25, 2010, formed when the Debtor managed the agreed business operation under the Principal Contracts at the Creditor’s, the maximum amount of the principal is RMB (in words) 13,500,000.00. The aforementioned period shall only refer to the execution date of the contracts excluding due time of the debt.

1.2         The business type of principal credit to be secured hereunder, which includes short-term grain loans to the leading enterprises, shall comply with the provisions under this Principal Contracts.

Article 2                               Duration of the Performance of the Liabilities by the Debtor

Duration shall be provided in the Principal Contracts respectively.

Article 3                               Security Scope

3.1         The scope to be secured hereunder shall include the principal, interest, compound interest, default interest, liquidated damages, damage awards and expenses incurred due to the realization of credit by the creditor and all other sums, including but not limited to expenses or fees of litigation, arbitration, property preservation, assessment, auction, execution, transfer and agency.

3.2         Regardless of whether there is the guarantee of real right under the credit secured, the Mortgagor shall fully bear joint and several liabilities in accordance with the type and amount of the principal credit provided in the Article 1 hereunder.

Article 4                               Mortgage Property

4.1         The Mortgagor, of its own free will, mortgages to the Mortgagee all the properties listed in the Mortgage List hereunder, which shall constitute integral parts hereof.

4.2         The agreements with respect of the value of the mortgage properties under the Mortgage List shall not be regarded as the assessment basis when such mortgage properties are disposed and shall not constitute any constraint on the mortgagee regarding the enforcement of the mortgage right. The final value of the mortgage properties shall be subject to the net income of the actual disposal of the mortgage properties when such mortgage right is realized.

Article 5                               Effectiveness of the Mortgage Right

The effectiveness of the mortgage right hereunder shall govern the ancillary components, accessory rights, subrogated rights, affiliated things, compounds, processed things and fructus.

Article 6                               Mortgage Registration

6.1         Should the mortgage properties hereunder be subject to the mortgage registration in accordance with laws and regulations, the Mortgagor shall, within fifteen (15) days after the execution of this Mortgage Contract, go to the competent authorities to handle the mortgage registration along together with the Mortgagee.

6.2         In the event the mortgage properties hereunder are not subject to the mortgage registration, however the two parties hereto voluntarily are willing to manage the mortgage registration, the Mortgagor shall, within fifteen (15) days after the execution of this Mortgage Contract, go to the competent authorities to handle the mortgage registration along together with the Mortgagee.

6.3         Where any changes occur to the items under the mortgage registration and such changes are subject to the registration of alteration, the Mortgagor shall, within fifteen (15) days after the alteration of the items under mortgage registration, go to the competent authorities to handle the mortgage registration of alteration along together with the Mortgagee.

Article 7                               Occupation and Keeping of the Mortgaged Property

7.1         The certificates of mortgage rights hereunder, the original copies of the mortgage registration documentation and other materials relating to the mortgaged properties shall be kept by the Mortgagee after confirmation by the Mortgagor and Mortgagee. The mortgagee shall keep such certificates and documents of mortgage rights appropriately. If, due to the improper care, such certificates and documents of mortgage rights are damaged or lost, the post-registration fees shall be borne by the Mortgagee.

7.2         The Mortgagor shall keep the mortgaged properties properly and maintain the mortgage properties intact, and shall accept supervision and inspection of the Mortgagee at any time.

7.3         Without the prior written consent of the Mortgagee, the Mortgagor shall not donate, alienate, lease, re-mortgage, pledge or otherwise dispose of the Mortgaged properties hereunder by any means. Where a mortgagor alienates, upon the prior written consent of the mortgagee, the mortgaged properties, the money generated from such alienation shall be used to pay off debts to the Mortgagee in advance or be deposited to a bank account designated by the Mortgagee with the purpose of assuring the performance of the obligations under the Principal Contract continuously.

7.4         In case the mortgaged properties are damaged or lost, the Mortgagor shall promptly take measures so as to prevent the expansion of the losses thereof and shall, at the same time, notice the Mortgagee. The insurance benefits and compensatory payment arising from or in connection with such losses shall be used to pay off principal debts to the Mortgagee in advance or be deposited to a bank account designated by the Mortgagee with the purpose of assuring the performance of the obligations under the Principal Contract continuously.

7.5         In case the value of the mortgaged properties reduces, the Mortgagor shall resume such mortgaged properties to the original value status or provide the necessary guarantee equal to the reduced value upon the confirmation of the Mortgagee. In case any such request of the Mortgagee is refused, the Mortgagee shall be entitled to exercise the mortgage right in advance. In case there are still losses after the excise of the mortgage right in advance, the Mortgagor shall undertake the compensation liabilities. Should the Mortgagor be indemnified against the losses in relation to the reduced value of the mortgaged properties, the Mortgagor shall provide security to the Mortgagee within the extent of the indemnity that it has thus obtained. The part of the mortgaged properties that have not reduced shall still constitute the security of the Principal Contract.

7.6              In the event that the mortgaged properties are expropriated as the needs of the state construction, the compensation thereof obtained by the Mortgagor shall be used to pay off debts to the Mortgagee in advance or be deposited to a bank account designated by the Mortgagee with the purpose of assuring the performance of the obligations under the Principal Contract continuously.

Article 8                               Mortgage Insurance

8.1              The mortgagor shall, within fifteen (15) days after the execution of this contract, go to relevant insurance institutions to make the mortgaged properties, which are considered by the Mortgagee as necessary and have access to the property insurance, covered by the property insurance in favor of the Mortgagee as the first beneficiary subject to the requirements of the Mortgagee with respect to the insurance type and amount. The period of the insurance shall not be shorter than of the performance period of this contract and the insurance amount shall not less than the principal and interest of the loan under the Principal Contract.

8.2              The mortgagor shall deliver to the Mortgagee the original copies of the insurance policies, which shall not include the provisions that constrain the rights and benefits of the Mortgagee.

8.3              The Mortgagor shall not cancel or otherwise terminate the insurance for any reason during the period of this contract. In case the Mortgagor cancels or otherwise terminates the insurance, the Mortgagee shall be entitled on their behalf to purchase the insurance with all cost thus incurred to be borne by the Mortgagor.

8.4              During the period of this contract, if insurance accidents occur to the mortgaged properties, the insurance compensation thereof obtained by the Mortgagor shall be used to pay off debts to the Mortgagee in advance or be deposited to a bank account designated by the Mortgagee with the purpose of assuring the performance of the obligations under the Principal Contract continuously.

Article 9                               Enforcement of Mortgage Right

9.1              Upon the expiration of the duration of the debts under the Principal Contract, or in case the credits secured by the maximum mortgage is confirmed, or when the Mortgagee requires to pay-off the credits under the Principal Contract in advance, should the Debtor fail to pay-off the principal and interest as well as all other expenses, the Mortgagee shall be entitled to auction or sell the mortgaged properties and be paid back first through the payment arising from such activities, or, through the consultation with the Mortgagor, realize its rights through converting the mortgaged properties into money.

9.2              Should the Mortgagee fail to be paid when the Principal Contract is terminated by the

Mortgagee in accordance with the provisions therein or laws and regulations, the Mortgagee shall be entitled to auction or sell the mortgaged properties and be paid back first through the payment arising from such activities, or, through the consultation with the Mortgagor, realize its rights through converting the mortgaged properties into money.

9.3              The part of payment incurred due to the disposition of the mortgaged properties hereunder exceeding the principal and interest and all other relevant expenses shall be attributed to the Mortgagee.

9.4              When the Mortgagee disposes the mortgaged properties hereunder the Mortgagor shall offer proper cooperation and shall not set any obstacle.

Article 10                        Representations and Warranties of the Mortgagor

10.1        The Mortgagor understands and agrees any and all provisions hereof and, of its own will, provides the security for the Debtor. All the declaration of intention hereunder is true.

10.2        The Mortgagor is the complete, valid and legal owner of the mortgaged properties hereunder or the authorized business operator by the government and no any dispute regarding the ownership or the rights of business operation exists upon the mortgaged properties. Such properties are free to be mortgaged in compliance with laws and regulations without being subject to any limitations, upon which no such circumstances as cancellation from use, detention, custody, lease, tax or construction cost in default or other circumstances that may impact the realization of the mortgage right of the Mortgagee exist.

10.3        Should the Principal Contract be the Bank Acceptance Agreement, the Mortgagor undertakes that any disputes arising from or in connection with the bills or otherwise disputes occurring to the Debtor, the holder of the acceptance bills, endorser or other relevant persons shall not jeopardize the security liabilities borne by the Mortgagor to the Mortgagee in compliance with this contract.

10.4        The Mortgagor shall notice the Mortgagee in writing in the event the following issues occur:

10.4.1                  In case that there are modifications with respect to the business operation system, including but not limited to contracting mechanism, lease, joint operation, merger, separation, joint stock enterprise reform, cooperation with foreign investors and so on, or business scope or registered capital modifications, shareholding changes, the Mortgagor shall notice the Mortgagee at least fifty (50) days in advance.

10.4.2                  In case that there are significant economic disputes or disputes with respect to the ownership or preservation measures upon the mortgaged properties, bankruptcy, business close, dissolution, business cancellation and reorganization, cancellation of business license or changes of address, telephones and legal representatives, the Mortgagor shall notice the Mortgagee within five (5) days since the occurrence of the aforementioned issues.

10.5             Provided that the issues referred in Article 10.4.1 or some other issues occur to the Mortgagor during the valid period of this Contract, the Mortgagor shall undertake the security liabilities hereunder continuously.

10.6             In the event that the Debtor fails to perform the obligations, regardless of whether the Mortgagee possesses other security rights upon the credits under the Principal Contract, the Mortgagee shall be entitled to require the Mortgagor to bear the security obligations to the extent of the security hereunder.

10.7             In case that the mortgage right suffers or potentially will suffer the damages incurred from any other third party, the Mortgagor shall notice immediately or assist the Mortgagee to avoid such damages.

10.8             Should the agreement regarding the modification of this contract be reached between the Mortgagor and the Mortgagee, except for the extension of this contract or the increase of the credit under the Principal Contract, the Mortgagor shall still be liable for the security obligations within the extent of the obligations hereunder without being subject to the agreement of the Mortgagor.

10.9             All the relevant expenses hereunder, including but not limited to fees of legal counsel, identification, notarization, assessment, registration, transfer, custody or litigation shall be borne by the Mortgagor.

Article 11                        Default Liabilities

11.1             Once this contract comes into effective, both parties hereunder shall perform such liabilities as agreed under this contract. Any party, which fails to perform such liabilities hereof or perform such liabilities incompletely as agreed under this contract, shall bear the liabilities for breach of this contract.

11.2             The Mortgagor shall indemnify the Mortgagee for all the economic losses incurred due to the false representations declared by the Mortgagor in the Article 10.1 and 10.2 hereunder.

11.3             In the event that this contract becomes invalid not caused by the faults of the Mortgagee, the Mortgagor and the Debtor shall bear the joint and several liabilities to indemnify the Mortgagee for all the economic losses. In case that the Mortgagor and the Debtor fail to undertake the joint and several liabilities, the Mortgagee shall be entitled to dispose of the mortgaged properties and be paid first within the extent of the suffered economic losses.

Article 12                        Effectiveness, Modification, and Termination of Contract

12.1        This contract shall enter into effective on the date when both parties sign and stamp on

it. Should the mortgage registration is required in compliance with laws and regulations it becomes valid upon the mortgage registration.

12.2        Upon the effectiveness of this contract, except as otherwise provided, neither the Mortgagor nor the Mortgagee could modify or terminate this contract without the prior consent of the other party. Provided that the modifications or the termination of this contract is needed, the notice shall be delivered in writing and the written agreements in respect thereof shall be reached upon consensus through the negotiation between two parties.

Article 13                        Resolution of Disputes

13.1        Any disputes arising out of, or in connection with the execution of this contract shall be settled through the consultations between two parties; where the agreements fail to be reached through such consultation, such disputes shall be settled through the following ways as provided under Article 13.1.1:

13.1.1                  Instituting a legal proceeding to the People’s court located at the premise of the Mortgagee.

13.1.2                  Submitting to [    ] commission of arbitration with the arbitration premise at [    ] in accordance with the arbitration rules at that time.

Article 14                        Miscellaneous

14.1        During the valid period of this contract, prior to the confirmation of the maximum mortgage security, provided that the Mortgagee assigns any part of the principal credit in compliance with laws, the Mortgagor shall still undertake the liabilities of maximum mortgage security to the extent of the original mortgage security.

14.2 [    ]

14.3 [    ]

Article 15                        Supplementary

15.1        Except as otherwise provided hereunder, all the notices between the Mortgagor and Mortgagee shall be delivered in writing. Upon any of the telexes and telegrams are sent, or the postal letters are delivered to the post offices by the Mortgagee to the Mortgagor, such telexes, telegrams and postal letters shall be deemed as reached by the Mortgagor.

15.2        The appendix hereto shall constitute integral parts hereof and shall be as valid and effective as this contract.

15.3        The contract is executed in quadruplicate. Each party hereto shall hold one (1) counterpart. The other two counterparts shall be submitted to the Housing Management

Bureau and Land Resources Bureau for each respectively. Each counterpart has equally authentic.

Article 16                                        Special Instructions

The Mortgagee has reminded the Mortgagor of understanding the provisions hereunder comprehensively and accurately and made explanations regarding the relevant provisions according to the requirements of the Mortgagor. There is no any discrepancy in connection with the understanding of the provisions hereof between the two parties.

The Mortgagor (seal)	The Mortgagee (seal)

Legal Representative (Main Responsible Officer) or Authorized Agent:	Legal Representative (Main Responsible Officer) Authorized Agent:

/s/ Authorized Person	/s/ Authorized Person

Date: September 30, 2008	Date: September 30, 2008

List of Collateral

To:Agricultual Development
Bank of China	Submission Date : August, 2009	Unit: RMB

Land Owner	Land User	Land Use Certificate Available?	Land Area(m1)	Land Use Type (Grant,Allocate,Le ase)	Collateral Value	Pricing per Unit	Collateral Rate	Location	Collateral Loan Amount
Stated-Owned	Daqing Borun Biotechnology Co., Ltd	Yes	61432.8	Grant	7433368.8	121	50%	Daqing City, Datong District	3000000

Total					7433368.8				3,000,000.00

Property Owner	Name of the Building (Application)	Property Certifiacte Available?	Building Area	Pricing Per Unit	Bulinging Structure	Completion Time	Collateral Value	Collateral Rate	Collateral Loan Amount
	Zi Di No.NA352401 Office Building	Yes	2769.35	1654.5215			4581949	0.5	2250000
	Zi Di No.NA352402 Workshop	Yes	2106.08	1341.2786			2824840	0.5	1400000
	Zi Di No.NA352413 Workshop	Yes	4281.48	1341.2785			5742657	0.5	2800000
	Zi Di No.NA352411 Workshop	Yes	1771.35	1341.2787			2375874	0.5	1100000
	Zi Di No.NA352408 Workshop	Yes	580.02	1089.9279			632180	0.5	300000
	Zi Di No.NA352405 Boiler Plant	Yes	3694.99	1351.6207			4994225	0.5	2400000
	Zi Di No.NA352399 Canteen	Yes	474.58	1122.9150			532913	0.5	250000

Total							21684638		10500000